SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): MARCH 8, 2002
                                                  -------------


                          COLUMBUS MCKINNON CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    NEW YORK
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)



               0-27618                         16-0547600
       ------------------------     ---------------------------------
       (Commission File Number)     (IRS Employer Identification No.)



140 JOHN JAMES AUDUBON PARKWAY, AMHERST, NEW YORK                  14228-1197
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    (Address of principal executive offices)                       (Zip Code)




Registrant's telephone number including area code: (716) 689-5400
                                                   --------------



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(Former name or former address, if changed since last report)

Item 5.  OTHER EVENTS

         On March 7, 2002, the registrant announced that it is soliciting consents from holders of its outstanding 8 1/2% senior subordinated notes due 2008 to amend certain provisions of the Indenture pursuant to which the notes were issued. The proposed amendment, which requires the consent of registered holders of a majority of the aggregate principal amount of the notes, would provide the registrant greater flexibility in structuring divestitures by amending the conditions under which the Company can sell assets of subsidiaries that are a guarantor of the notes. A copy of the press release issued in connection with such action is attached hereto as Exhibit 99.1.

Item 7.  EXHIBITS


EXHIBIT NUMBER                      DESCRIPTION

99.1                                Press Release dated March 7, 2002

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                          COLUMBUS MCKINNON CORPORATION
                                          -----------------------------

                                          By:   /S/ ROBERT L. MONTGOMERY, JR.
                                               -----------------------------
                                          Name:  Robert L. Montgomery, Jr.
                                          Title: Executive Vice President


Dated:  March 8, 2002
        -------------

                                  EXHIBIT INDEX


EXHIBIT NUMBER          DESCRIPTION                                       PAGE
---------------         -----------                                       ----

     99.1               Press Release dated March 7, 2002                   1

                                                                    NEWS RELEASE

                                                                        CONTACT:
                                                       Robert L. Montgomery, Jr.
                            Executive Vice President and Chief Financial Officer
                                                   Columbus McKinnon Corporation
                                                                    716-689-5405


        COLUMBUS MCKINNON CORPORATION COMMENCES CONSENT SOLICITATION FOR
                 PROPOSED AMENDMENT TO SENIOR SUBORDINATED NOTES

Amherst, New York, March 7, 2002 - Columbus McKinnon Corporation (Nasdaq: CMCO) today announced that it is soliciting consents from the holders of its $200.0 million of 8-1/2% senior subordinated notes due 2008 for a proposed amendment to the Indenture pursuant to which the notes were issued. The proposed amendment, which requires the consent of registered holders of a majority of the aggregate principal amount of the notes, would provide Columbus McKinnon greater flexibility in structuring divestitures by amending the conditions under which the Company can sell assets of subsidiaries that are a guarantor of the notes. Columbus McKinnon will offer a consent fee of $1.50 per $1,000 of the principal value of the notes to registered holders of the notes on March 6, 2002 that deliver consent to the proposed amendment by the expiration date of 5:00 PM New York City time March 26, 2002. The consent fee will be paid only to holders delivering consent by the expiration date provided the required consent to approve the amendment is received. Columbus McKinnon reserves the right to extend or revoke this solicitation.

D.F. King & Co., Inc. is serving as information and tabulation agent for the consent solicitation and can be contacted at (212) 269-5550.

Columbus McKinnon Corporation is a broad-line designer, manufacturer and supplier of sophisticated material handling products and integrated material handling systems that are widely distributed to industrial and consumer markets worldwide. Those items that reflect the highest sales of Columbus McKinnon's Products segment are hoists, cranes, welded steel chain and attachments, and industrial components. Integrated material handling solutions are systems that are designed to meet specific applications of end users to increase productivity through material handling. Comprehensive information on Columbus McKinnon is available on its Web site at HTTP://WWW.CMWORKS.COM.